UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021 (September 23, 2021)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56128	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2021, 1847 Cabinet Inc. (“1847 Cabinet”), a wholly owned subsidiary of 1847 Holdings LLC (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with High Mountain Door & Trim Inc., Sierra Homes, LLC (collectively, the “Companies”), and Steven J. Parkey and Jose D. Garcia-Rendon (together, the “Sellers”), pursuant to which 1847 Cabinet agreed to acquire from the Sellers all of the issued and outstanding capital stock or other equity securities of the Companies for an aggregate purchase price of $14,250,000, subject to adjustment as described below. The purchase price consists of (i) $10,687,500 in cash (the “Cash Portion”) and (ii) the issuance of subordinated promissory notes in the aggregate principal amount of $3,562,500 (collectively, the “Purchase Price”).

The Purchase Price is subject to a closing date net working capital adjustment and a post-closing net working capital adjustment. In addition, the Cash Portion will be (A) decreased by (i) the amount of any outstanding unpaid indebtedness of the Companies existing as of the closing date and (ii) any unpaid transaction expenses, and (B) increased by the amount of cash or cash equivalents held by, or on the books of, the Companies as of the closing date, if any.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not compete with the business of 1847 Cabinet for a period of three (3) years following closing.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Sellers with respect to breaches of certain non-fundamental representations and warranties, the Sellers will only become liable for indemnified losses if the amount exceeds an aggregate of $25,000, whereupon the Sellers will be liable for all losses that exceed the $25,000 threshold, provided that the liability of the Sellers for breaches of certain non-fundamental representations and warranties shall not exceed 10% of the Purchase Price. The Sellers’ aggregate liability for fraud or for the breach of fundamental representations shall be limited to the Purchase Price.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; the release of any security interests; 1847 Cabinet obtaining the requisite acquisition financing; and delivery of all opinions and documents required for the transfer of the equity interests of the Companies to 1847 Cabinet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: September 29, 2021	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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